FORMER GUCCI CEO DOMENICO DE SOLE
JOINS NEWELL RUBBERMAID’S BOARD OF DIRECTORS

Adds significant global luxury marketing and brand-building expertise

ATLANTA, Nov. 13, 2007 – Newell Rubbermaid (NYSE: NWL) today announced that Domenico De Sole has been elected to the company’s board of directors, raising the total number of directors to 12. De Sole, 63, is Chairman of Tom Ford International and was previously President and Chief Executive Officer of Gucci Group NV. He is lead director of Telecom Italia S.p.A. and a director of Gap, Inc.

“The addition of Domenico further strengthens our board’s global marketing and operations credentials,” said William D. Marohn, Newell Rubbermaid’s chairman. “We will benefit from his extensive global experience as Newell Rubbermaid continues its transformation into a company of consumer-driven brands.”

In a 20-year association with Gucci Group culminating in the President and Chief Executive Officer role, De Sole was instrumental in reestablishing the exclusivity and profitability of the Gucci brand. He presided over the acquisition of such luxury brands as Yves Saint Laurent, Sergio Rossi, Stella McCarthy and Balenciaga. He also led Gucci Group’s listing on the New York and Amsterdam stock exchanges. In 2001, De Sole was honored with the “Special Achievement Award in Fashion and Industry” by the National Italian American Foundation.

“Domenico’s success in transforming Gucci into a global luxury brand powerhouse is legendary,” said Mark Ketchum, Newell Rubbermaid’s president and chief executive officer. “A consummate marketer and retailer, he will bring significant expertise to Newell Rubbermaid as we invest in growing our premium brands worldwide.”

Since 2005, De Sole has served as Chairman of Tom Ford International, where he is working with renowned former Gucci designer Tom Ford to establish a global luxury menswear line. The flagship store opened in New York City earlier this year, with plans to open additional stores worldwide.

Trained as a lawyer, De Sole was a partner at the Washington, D.C., law firm of Patton, Boggs & Blow LLP early in his career. He is a former director at Bausch & Lomb Inc., Delta Air Lines, Gucci Group and Procter & Gamble.

De Sole, who was born in Rome, is now a U.S. citizen. He holds a J.D. from the University of Rome and an LLM from the Harvard University School of Law, where he serves as a member of the Dean’s Advisory Board.

Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “believes,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About Newell Rubbermaid

Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with sales of approximately $6 billion and a strong portfolio of brands, including Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Graco®, Calphalon® and Goody®. The company is headquartered in Atlanta, Ga., and has approximately 22,500 employees worldwide.

This press release and additional information about the company are available on the company’s Web site, www.newellrubbermaid.com.

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